UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                         Pursuant to Section 13 or 15(d)
                                     of the
                         Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): June 14, 2006

                          Dynamic Materials Corporation
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

                    0-8328                                84-0608431
         (Commission File Number)                       (I.R.S. Employer
                                                        Identification Number)

                                 (303) 665-5700
              (Registrant's Telephone Number, Including Area Code)

        5405 Spine Road, Boulder, Colorado                       80301
      (Address of Principal Executive Offices)                  (Zip Code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  |_| Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

  |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14d-2(b))

  |_| Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

  |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))


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Item 5.02.  Departure of Directors or Principal Officers; Election of Directors;
            Appointment of Principal Officers

     (d) Election of Director

     The Board of Directors of Dynamic Materials Corporation (the "Company") appointed Bernard Hueber to rejoin the Board of Directors at a meeting held on June 8, 2006. Mr. Hueber officially accepted the directorship on June 14, 2006. Mr. Hueber will fill the remaining vacancy resulting from the resignation of the directors who had represented SNPE, Inc., the Company's former majority stockholder ("SNPE"). Mr. Hueber will not initially serve on any committees of the Board of Directors.

     Mr. Hueber is currently secretary general of the Federation of European Explosives Manufacturers, a position he has held since 2002. Since 2003, he also has served as a director of Financiere Harle Bickford & Cie, which is focused in part on the development of pyrotechnics for use by the explosives and automotive industries. He also is the former chairman and CEO of Nobel Explosifs France, an affiliate of SNPE, which previously operated the Company's two European cladding operations prior to their merger with the Company.

ITEM 9.01   Financial Statements and Exhibits

     (c) Exhibits.

     Exhibit 99.1   Press Release, dated June 16, 2006.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                DYNAMIC MATERIALS CORPORATION


                                By:  /s/ Richard A. Santa
                                    -----------------------------------
                                     Richard A. Santa
                                     Vice President and Chief Financial Officer


Dated:  June 16, 2006




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                                INDEX TO EXHIBITS

Number   Description
------   -----------

99.1     Press Release, dated June 16, 2006.